Exhibit 10.49
2009 AMENDMENT TO
2009 PERFORMANCE UNITS AGREEMENT
     This 2009 Amendment (the “Amendment”) is entered into effective December 31, 2009, and amends the Performance Units Agreement dated January 5, 2009 (the “Grant Agreement”) between Peabody Energy Corporation (the “Company”) and Gregory H. Boyce (the “Grantee”).
RECITALS
     WHEREAS, the Board of Directors of the Company deems it appropriate and in the best interests of the Company and the Grantee to amend the Grant Agreement as described herein, effective on the date set forth above;
     NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING, the parties hereby agree as follows:
     1. Section 1.15 of the Grant Agreement, which defines “Retirement,” is revised to read in its entirety as follows:
Section 1.15 — “Retirement” shall mean “Retirement” as defined in the Grantee’s employment agreement with the Company.
     2. Section 3.2 of the Grant Agreement, which sets forth vesting and termination conditions for the award, is revised in the following respects:
     a. Paragraph (b) is modified to add the phrase “unless otherwise provided in Grantee’s employment agreement with the Company in effect on the date of his employment termination” before the word “upon.”
     b. Paragraph (c) is modified to add the phrase “unless otherwise provided in Grantee’s employment agreement with the Company in effect on the date of his employment termination” before the word “upon.”
     3. In all other respects, the Grant Agreement shall remain unchanged and in full force and effect.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto on the date first set forth above.

PEABODY ENERGY CORPORATION

By: Name:	/s/ W. A. Coley W. A. Coley
Its:	Chair, Compensation Committee

/s/ G. H. Boyce
GREGORY H. BOYCE

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